E-TREND NETWORKS, INC. RECEIVES $10 MILLION FIRM COMMITMENT
                 FUNDING AGREEMENT FROM INSTITUTIONAL INVESTOR



FORT LAUDERDALE--(PR  NEWSWIRE)--July 16, 2001--E-Trend  Networks,  Inc. (OTCBB:
ETDN)("E-Trend"), announced today the execution of a firm commitment funding agreement with an institutional investor for the purchase of up to $10 million of E-Trend common shares.

Caroline Armstrong, President and CEO of E-Trend, stated: "We are very pleased to have a long-term partner in place for our financing needs. The funding agreement will provide E-Trend with working capital to continue to grow both its on-line and traditional distribution businesses as E-Trend works to become North America's leading seller of entertainment software."

The three-year funding agreement provides for the purchase of common shares in an aggregate amount up to $10 million. Funding under the agreement will occur in periodic draws, as determined by E-Trend. Funding is conditioned upon an effective registration statement and will be subject to certain volume limitations of E-Trend's common stock.

E-Trend owns and operates EntertainMe.com, America's Entertainment eStore(TM) (WWW.ENTERTAINME.COM), an online destination for 'everything entertainment': movies (theatrical and home video), music, games and more, and Langara Distribution Inc., a worldwide distributor of movies and music to both traditional retail and on-line merchants.


STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT THE FOREGOING NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "ESTIMATE," "CONTINUE," OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING, WITHOUT LIMITATION, CONTINUED ACCEPTANCE OF E-TREND'S PRODUCTS AND SERVICES, INCREASED LEVELS OF COMPETITION, SERVICE INTERRUPTIONS AND DEPENDENCE ON THE PERFORMANCE OF E-TREND'S MANAGEMENT.

For further information contact:

Caroline Armstrong, President & C.E.O.,
Telephone: 1.877.90.MOVIE
eMail: carolinea@etrendnetworks.com